Exhibit 99.1

Message to Shareholders

Greer Bancshares Incorporated

August 12, 2011

Dear Shareholders and Friends:

For the quarter ended June 30, 2011, Greer Bancshares Incorporated reported a net loss of $(1,742,000) before TARP-related expenses of $161,000, resulting in a net loss attributable to common shareholders of $(1,903,000) or $(0.77) per diluted common share. For the six months ended June 30, 2011, the net loss was ($1,781,000) before TARP related expenses of $325,000, resulting in a net loss attributable to common shareholders of $(2,106,000) or $(0.85) per diluted common share. Obviously the losses are very disappointing and merit some explanation and clarification.

Once again, the major factor leading to the net loss in the second quarter was a significant charge-off of $1,981,000 resulting from a new appraisal on a non-performing, residential subdivision loan. In 2010, the appraisal on this Greer residential subdivision, performed by a reputable, local MAI appraiser, reported a market value of $4.9 million; however, in the second quarter of 2011, a new appraisal on this property by another local and reputable MAI appraiser, produced an appraised value of $1,825,000, a decrease of 62.75% in value from one year ago. Given the magnitude of this decrease in appraised value, we deemed it prudent to request a second appraisal, and unfortunately the second appraisal confirmed the value of the first 2011 appraisal. Therefore, in May we charged-off the difference between the loan balance on our books and the appraised value. It is difficult to understand how real estate values could decrease so significantly in one year, but the lack of lot and home sales, particularly in “high-end or upscale” subdivisions have significantly diminished lot and home values.

Primarily as a result of this large charge-off in May, the Bank added $1,995,000 to its loan loss provision in the second quarter, bringing the loan loss reserves to $7,033,000 or 2.90% of total loans at June 30, 2011, compared to $7,495,000 or 2.78% of total loans at December 31, 2010. Planned reductions in the size of the loan portfolio during the second quarter increased the loan loss reserves relative to total loans outstanding.

Non-performing assets have decreased to $22,217,000 as of June 30, 2011, from $27,743,000 at year-end 2010, confirming good results from our aggressive plan for reducing non-performing loans.

As of June 30, 2011:

•	total assets were $420 million, a decrease of 8.1% from December 31, 2010;

•	total loans outstanding were $243 million, down 10.0% from year end 2010; and

•	total deposits were $302 million, down 5.5% from year end 2010.

Recent trends in the Bank’s past dues and non-performing loans indicate our loan portfolio has shown signs of stabilization. We are proactively working past due loans and non-performing loans, working with customers to bring their accounts current and thereby reduce collection and legal expenses from delinquent or non-performing loans.

Although the Bank did not meet the minimum leverage capital requirement of the Consent Order, the Bank continues to exceed statutory minimum regulatory capital requirements and management continues to explore strategies to further enhance the Bank’s capital position in the quarters ahead. We work closely with our regulators and advisors to ensure that our strategies and efforts on capital enhancement are appropriate and properly aligned.

We sincerely thank you for your past support, patience and understanding which we value highly. While no one can predict the future, we are hopeful the worst experiences are behind us. There may be periodic surprises and disappointments ahead, but we believe our efforts will begin to yield not only progress but also profits.

We welcome your comments for improving your Company and our communications with you.

/s/ Walter M. Burch	/s/ R. Dennis Hennett
Walter M. Burch	R. Dennis Hennett
Chairman of the Board	President & Chief Executive Officer

CONSOLIDATED

BALANCE SHEET

Unaudited

Dollars in thousands, except per share data

	06/30/11	12/31/10
Assets
Cash and due from banks	$20,383	$23,700
Interest bearing deposits in banks	640	512
Federal funds sold	2,940	3,754

Cash and cash equivalents	23,963	27,966
Investment securities:
Available for sale	131,609	132,813
Loans, net of allowance for loan losses	235,848	262,505
Loans held for sale	253	1,082
Premises and equipment, net	5,095	5,253
Accrued interest receivable	1,752	1,829
Restricted stock	4,888	5,309
Other real estate owned	7,787	9,038
Deferred tax asset	—	457
Other assets	8,799	10,515

Total Assets	$419,994	$456,767

	06/30/11	12/31/10
Liabilities

Deposits
Noninterest bearing	$34,497	$36,434
Interest bearing	267,805	283,482

Total deposits	302,302	319,916

Long term borrowings	94,841	113,841
Other liabilities	5,078	4,749

Total Liabilities	402,221	438,506

Stockholders’ Equity

Preferred stock	10,179	10,126
Common stock	12,433	12,433
Additional paid in capital	3,675	3,634
Retained earnings (loss)	(9,037)	(7,203)
Accumulated other comprehensive income (loss)	523	(729)

Total Stockholders’ Equity	17,773	18,261

Total Liabilities and Stockholders’ Equity	$419,994	$456,767

CONSOLIDATED

STATEMENTS OF LOSS

Unaudited

Dollars in thousands, except per share data

	For Three months Ended		For Six months Ended
	6/30/11	6/30/10	6/30/11	6/30/10
Interest income
Loans	$3,324	$4,114	$6,830	$8,116
Investment securities:
Taxable	822	766	1,541	1,693
Exempt from federal income tax	296	263	597	510
Federal funds sold	14	7	27	13
Other	3	—	4	7

Total interest income	4,459	5,150	8,999	10,339

Interest expense
Interest on deposit accounts	950	1,216	2,012	2,418
Interest on other borrowings	730	963	1,487	1,994

Total interest expense	1,680	2,179	3,499	4,412

Net interest income	2,779	2,971	5,500	5,927

Provision for loan losses	1,995	1,564	2,095	2,676

Net interest income after provision for loan losses	784	1,407	3,405	3,251

Noninterest income
Customer service fees	187	214	365	401
Gain on sale of investment securities	184	164	185	1,120
Other noninterest income	481	357	909	790

Total noninterest income	852	735	1,459	2,311

Noninterest expenses
Salaries and employee benefits	1,295	1,425	2,632	2,832
Occupancy and equipment	174	185	342	384
FDIC deposit insurance assessments	329	147	522	302
Other real estate owned and foreclosure	920	640	1,888	1,733
Other	660	558	1,261	1,219

Total noninterest expenses	3,378	2,955	6,645	6,470

Loss before income taxes	(1,742)	(813)	(1,781)	(908)

Provision for income taxes	—	12	—	12

Net Loss	(1,742)	(825)	(1,781)	(920)

Preferred stock dividends and net discount accretion	(161)	(160)	(325)	(319)

Net loss available to common shareholders	$(1,903)	$(985)	$(2,106)	$(1,239)

Weighted average shares outstanding	2,486	2,486	2,486	2,486

Basic net loss per share of common stock	$(.77)	$(.40)	$(.85)	$(.50)

Diluted net loss per share of common stock	$(.77)	$(.40)	$(.85)	$(.50)

***********

Forward-looking and cautionary statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to among other things, future economic performance plans and objectives of management for future operations, and projections of revenues and other financial items that are based on the beliefs of management as well as assumptions made by and information currently available to management. The words “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “may,” and “intend,” as well as other similar words and expressions, are intended to identify forward-looking statements. Actual results may differ materially from the results discussed in the forward-looking statements. The Company’s operating performance is subject to various risks and uncertainties including without limitation:

•	significant increases in competitive pressure in the banking and financial services industries

•

reduced earnings due to higher credit losses owing to economic factors, including declining home values, increasing interest rates increasing unemployment, or changes in payment behavior or other causes

•	the concentration of our portfolio in real estate based loans and the weakness in the commercial real estate market

•	increased funding costs due to market illiquidity, increased competition for funding or other regulatory requirements;

•	market risk and inflation

•	level composition and re-pricing characteristics of our securities portfolios

•	availability of wholesale funding

•	adequacy of capital and future capital needs

•	our reliance on secondary sources of liquidity such as FHLB advances, federal funds lines of credit from correspondent banks and brokered time deposits, to meet our liquidity needs;

•	changes in the interest rate environment which could reduce anticipated or actual margins;

•	operating restrictions imposed by our Consent Order, such as limitations on the use of brokered deposits;

•	our inability to meet the requirements set forth in our Consent Order within prescribed time frames;

•	changes in political conditions or the legislative or regulatory environment, including recently enacted and proposed legislation;

•	adequacy of the level of our allowance for loan losses;

•	the rate of delinquencies and amounts of charge-offs;

•	the rates of loan growth;

•	adverse changes in asset quality and resulting credit risk-related losses and expenses;

•

general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality;

•	changes occurring in business conditions and inflation;

•	changes in technology;

•	changes in monetary and tax policies;

•	loss of consumer confidence and economic disruptions resulting from terrorist activities;

•	changes in the securities markets;

•	ability to generate future taxable income to realize deferred tax assets;

•	ability to have sufficient liquidity at the parent holding company level to pay preferred stock dividends and interest expense on junior subordinated debt; and

•	other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

For a description of factors which may cause actual results to differ materially from such forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made. The Company undertakes no obligation to update any forward-looking statements made in this report.

Greer Bancshares Incorporated and Greer State Bank

Directors

Mark S. Ashmore	Steven M. Bateman
Ashmore Bros, Inc/Century	Steven M. Bateman, CPA
Concrete	Owner
President

Walter M. Burch	Raj K. S. Dhillon
Retired	Motel Owner and
The Greer Citizen	Land Developer
Former Co-Publisher/
General Manager

Gary M. Griffin	R. Dennis Hennett
Mutual Home Stores	Greer State Bank
President & CEO

Harold K. James	Paul D. Lister
James Agency, Inc	Lister, Jeter & Lloyd, CPA’s, LLC
Real Estate and Insurance
Vice President/Broker In Charge

Theron C. Smith, III	C. Don Wall
Eye Associates of Carolina, P.A.	Professional Pharmacy of Greer
President	President

Greer State Bank Executive Officers

R. Dennis Hennett	J. Richard Medlock, Jr.
President & CEO	Executive Vice President/
Chief Financial Officer
Victor K. Grout
Executive Vice President/
Commercial Banking Manager/
Chief Credit Officer

Greer Bancshares Incorporated

R. Dennis Hennett	J. Richard Medlock, Jr.
President & CEO	Secretary/Treasurer
Chief Financial Officer

GREER STATE BANK

OFFICE LOCATIONS

MAIN OFFICE &

GREER FINANCIAL SERVICES

1111 West Pointsett Street

Greer, South Carolina 29650

BRANCH OFFICES

601 North Main Street

Greer, South Carolina 29650

871 South Buncombe Road

Greer, South Carolina 29650

3317 Wade Hampton Boulevard

Taylors, SC 29687

864-877-2000

“TELEBANKER”- 864-879-2265

www.greerstatebank.com

Member FDIC

Greer Bancshares Incorporated

CONSOLIDATED QUARTERLY FINANCIAL STATEMENTS
June 30, 2011

POST OFFICE BOX 1029
GREER, SC 29652

FIRST CLASS MAIL
U.S. POSTAGE
PAID
New Brunswick, NJ
Permit No. 658

GREER BANCSHARES INCORPORATED
Post Office Box 1029
Greer, South Carolina 29652-1029

Greer Bancshares Incorporated